UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013 (December 31, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 8.01 under the heading “Executive Compensation—Employment Agreements” is incorporated by reference into this Item 5.02.

Section 8 – Other Events.

Item 8.01 Other Events.

Following the 2012 annual meeting of shareholders, in June 2012, the Board of Directors (the “Board”) of Chesapeake Energy Corporation (the “Company”) appointed five new independent directors, including an independent, non-executive Chairman of the Board.  The newly constituted Board is undertaking a comprehensive review of the Company’s general corporate governance practices and executive compensation as part of an ongoing commitment to strengthen its oversight function.  As a result of its ongoing review and as more fully described below, the Board has made a number of meaningful enhancements to the Company’s corporate governance structure and executive compensation arrangements, including:

•
determining that the Company will introduce management proposals at the 2013 annual meeting of shareholders to implement proxy access and remove supermajority voting standards in the Company’s certificate of incorporation and bylaws;

•
determining that the Company will, in the upcoming 2013 Oklahoma legislative session, continue to seek relief from the Oklahoma statute mandating classified boards of directors for certain Oklahoma-incorporated public companies or take other actions to allow shareholders to elect the entire board of directors at the 2013 annual meeting of shareholders;

•	determining that it will publish certain political expenditures on the Company’s website;

•
amending the Nominating, Governance and Social Responsibility Committee’s charter to implement policies with regard to Board oversight of corporate social responsibility and director candidate diversity;

•
enhancing the oversight function of the Board through various measures, including the appointment of a new general counsel, retention of a nationally recognized consultant to identify opportunities for the Company to reduce overhead expenses, significantly reducing annual budgeted charitable, trade association and political expenditures and implementing a rigorous oversight program for such payments and commitments;

•	adopting a compensation philosophy that emphasizes pay for performance and targets peer median compensation levels;

•	benchmarking executive compensation to the Company’s peer group, which peer group was also evaluated and modified by the Compensation Committee;

•
substantially reducing executive annual incentive compensation for 2012, including substantially reducing bonuses for executive officers and, following his recommendation to such effect, awarding Aubrey K. McClendon, the Company’s Chief Executive Officer, no bonus for 2012;

•	developing annual and long-term incentive executive compensation programs for 2013 that appropriately tie pay to performance;

•
approving new executive employment agreements with substantial changes from the Company’s previous executive employment agreements, including the elimination of “single-trigger” change-of-control cash payments; and

•	significantly reducing perquisites for executive officers, including eliminating, or further limiting in the case of Mr. McClendon, personal use of Company aircraft.

Corporate Governance

The Nominating, Governance and Social Responsibility Committee (the “Governance Committee”) is leading the review of the Company’s corporate governance.  The Board and the Company’s management are committed to maintaining leading governance practices, including an active shareholder outreach program.  The Board believes the fundamental changes the Company made in 2012, some of which are a credit to the Company’s governance outreach and reform efforts of prior years, have greatly enhanced and solidified the Company’s corporate governance structure.  These changes include the appointment of an independent, non-executive Chairman of the Board, implementation of a majority voting standard in uncontested director elections, reduction of the Board’s compensation and termination of personal use of Company aircraft by directors.  The Board’s recent governance efforts, including the voluntary resignation of multiple members of the Board, have taken place despite the fact that the Board has staggered board terms under the Company's certificate of incorporation and Oklahoma corporate law.  As a result of the ongoing review, which included consideration of vote results from the Company’s 2012 annual meeting of shareholders and solicitation of shareholder input, the Governance Committee and Board have also (i) determined that the Company will introduce management proposals at the 2013 annual meeting of shareholders to implement proxy access and remove supermajority voting standards in the Company’s certificate of incorporation and bylaws; (ii) determined that the Company will, in the upcoming 2013 Oklahoma legislative session, continue to seek relief from the Oklahoma statute mandating classified boards of directors for certain Oklahoma-incorporated public companies or take other actions to allow shareholders to elect the entire board of directors at the 2013 annual meeting of shareholders; (iii) determined that it will publish certain political expenditures on the Company’s website; (iv) amended the Governance Committee’s charter to implement policies with regard to Board oversight of corporate social responsibility and director candidate diversity; and (v) enhanced the oversight function of the Board through various measures, including the appointment of a new general counsel, retention of a nationally recognized consultant to identify opportunities for the Company to reduce overhead expenses, significantly reducing annual budgeted charitable, trade association and political expenditures and implementing a rigorous oversight program for such payments and contributions.

Responses to 2012 Annual Meeting Shareholder Proposal Results

•
Supermajority Voting Standard: The Board supports the elimination of the supermajority vote requirements and intends to introduce a management proposal at the Company’s 2013 annual meeting of shareholders to remove such vote requirements from the Company’s certificate of incorporation and bylaws.  Amendment of the Company’s certificate of incorporation requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock of the Company.

•
Proxy Access: The Board supports “proxy access” and, because this relates to the fundamental right of shareholders to elect directors, will seek the approval of a proxy access bylaw from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock of the Company.  The management proposal will be consistent in all material respects to the proxy access shareholder proposal presented at the Company’s 2012 annual meeting of shareholders, including requirements that (i) a shareholder or group nominating a director have beneficially owned at least three percent (3%) of the Company’s outstanding common stock continuously for at least three years and (ii) the number of shareholder-nominated candidates appearing in the Company’s proxy materials shall not exceed one quarter of the number of directors then serving.

•
Annual Election of Directors: The Board reiterates its commitment to seek relief from the Oklahoma statute mandating classified boards of directors for certain Oklahoma-incorporated public companies when the Oklahoma legislature reconvenes in February 2013.  The Board believes such relief would obviate the need to re-incorporate by allowing shareholders the opportunity to elect the Company’s entire board of directors each year.  If action is not taken by the legislature sufficiently in advance of the 2013 annual meeting, the Board will take the steps necessary to ensure that shareholders are allowed to elect the Company’s entire board of directors at the 2013 annual meeting.  In the event the Oklahoma legislature declines to grant relief from the classified board statute, the Board intends to take the steps necessary to allow the Company to re-incorporate in Delaware.

•
Political Expenditures: The Board recently formalized and made public the policies it uses to evaluate the costs, benefits and potential risks associated with corporate political participation.  The Board has also committed to post to the Company’s website certain details regarding political contributions and certain trade associations to which the Company made payments on an annual basis and has committed to continued engagement with shareholder groups that have expressed interest in the Board’s oversight of the Company’s participation in the political process.

Corporate Social Responsibility and Board Diversity

The Board recently amended the charter of the Governance Committee to address matters of corporate social responsibility and board diversity.  The Board assigned oversight of the Company's corporate social responsibility initiatives to the Governance Committee and made social responsibility one of the charter's central purposes.  The Board also renamed the Nominating, Governance and Social Responsibility Committee from the Nominating and Corporate Governance Committee to further emphasize this purpose.  The Board believes this approach will ensure that corporate social responsibility matters are considered in more depth.  The Governance Committee’s charter, as amended, requires the Governance Committee to seek to include diverse candidates in all director searches, taking into account diversity of race, gender, age, culture, thought and geography.  The Board believes that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion.  The Governance Committee’s amended charter is posted on the Company’s website at www.chk.com in the Corporate Governance sub-section of the section entitled “About”.

Board Oversight

The Board has taken multiple steps to enhance its oversight of the Company.  Among other things, the Board approved the appointment of James R. Webb as the Company’s Senior Vice President – Legal and General Counsel in September 2012.  The Board and Audit Committee are working closely with Mr. Webb regarding the Company’s legal matters.  The Board also retained a nationally recognized consultant to assist management in identifying opportunities for the Company to reduce its overhead expenses.  Following such review, the Board and management determined that the Company will target a reduction of approximately $190 million in overhead expenses over the next two years.  Further, the Board has reduced the Company's aggregate annual budgeted charitable, trade association and political expenditures by approximately 30% for 2013, 40% for 2014 and 50% for 2015 compared to 2012 expenditures and increased the frequency with which the Governance Committee reviews reports detailing such payments and commitments from an annual to a quarterly basis.

Executive Compensation

The Compensation Committee of the Board is leading the executive compensation review with a goal of ensuring that the Company’s compensation programs appropriately tie executive pay to Company performance, noting that the Company failed to receive a favorable “Say-on-Pay” advisory vote at its 2012 annual meeting.  To assist in its review, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant.  As a result of the ongoing review, among other things, the Compensation Committee (i) adopted a compensation philosophy that emphasizes pay for performance and targets peer median compensation levels; (ii) benchmarked executive compensation to the Company’s peer group, which peer group was also evaluated and modified by the Committee; (iii) substantially reduced executive annual incentive compensation for 2012, including substantially reducing bonuses for executive officers and, following his recommendation to such effect, awarding Aubrey K. McClendon, the Company’s Chief Executive Officer, no bonus for 2012; (iv) is developing annual and long-term incentive executive compensation programs for 2013 that appropriately tie pay to performance; (v) approved new executive employment agreements with substantial changes from the Company’s previous executive employment agreements, including the elimination of “single-trigger” change-of-control cash payments; and (vi) significantly reduced perquisites for executive officers, including eliminating, or further limiting in the case of Mr. McClendon, personal use of Company aircraft.

Compensation Philosophy

To guide its review and future compensation decisions of the Company, the Compensation Committee adopted a new compensation philosophy.  The philosophy reflects the Compensation Committee’s intention to generally set target compensation at the median of similarly-situated executives among the Company’s peer group and the Compensation Committee’s objective to have a program that:

•	Attracts and retains high performing executives

•	Pays for performance and thus has a meaningful portion of pay tied to business performance

•	Aligns compensation with shareholder interests while rewarding long-term value creation

•	Discourages excessive risk by rewarding both short-term and long-term performance

•	Reinforces high ethical behavior, environmental awareness and safety

•	Maintains flexibility to better respond to the dynamic and cyclical energy industry

2012 Annual Incentive Compensation

The Compensation Committee’s focus for 2012 executive compensation was on the annual incentive program.  The Company proposed the 2012 Annual Incentive Plan at the Company’s 2012 annual meeting, which failed to receive shareholder approval.  Ultimately, the Compensation Committee formulated executive bonuses based on the framework of the 2012 Annual Incentive Plan, but, unlike that plan, applied a formulaic model with targets based on the performance goals established by the prior Compensation Committee in December 2011 and removed any ability of the Compensation Committee to exercise upward discretion, thus providing the Compensation Committee with the ability to reduce payouts below the amounts calculated by the formula.  The bonus analysis developed by the Compensation Committee yielded payouts significantly below target for all executives.  In light of the Company’s performance in 2012 during a year of decade low natural gas prices, the Compensation Committee exercised negative discretion to further reduce the payouts, resulting in average year-over-year reductions to executive bonuses of over 50% and, in accordance with Mr. McClendon’s recommendation to such effect, the CEO receiving no bonus award for 2012.

2013 Compensation Programs

The Compensation Committee has also focused on designing and implementing the Company’s 2013 executive compensation program.  As a part of its evaluation, the Compensation Committee performed a thorough benchmarking review of the Company’s executive compensation against its peers which will inform its 2013 compensation decisions.  The Compensation Committee believes that the Company’s 2013 annual and long-term executive compensation programs will appropriately tie executive pay to Company performance.

The 2012 and 2013 executive compensation programs will be described in further detail in the proxy statement for the Company’s 2013 annual meeting of shareholders.

Employment Agreements

On December 31, 2012, the Company entered into new three-year employment agreements with executive vice presidents and senior vice presidents of the Company, including Domenic J. Dell’Osso, Jr., Executive Vice President and Chief Financial Officer; Steven C. Dixon, Executive Vice President – Operations and Geosciences and Chief Operating Officer; Douglas J. Jacobson, Executive Vice President – Acquisitions and Divestitures; and Martha A. Burger, Senior Vice President – Human and Corporate Resources.  The new employment agreements are a part of the Compensation Committee’s ongoing comprehensive review of executive compensation matters.

The new employment agreements reflect substantial changes from the Company’s previous executive officer employment agreements.  As discussed in more detail below, the new employment agreements (i) eliminate the “single-trigger” change-of-control cash payment; (ii) revise cash payments due to the employee and long-term incentive compensation vesting schedules under various termination scenarios, including the removal of cash payments in the case of death or disability and the elimination of immediate acceleration of long-term incentive compensation under certain termination scenarios; and (iii) implement more stringent non-competition provisions.

The material terms of the new employment agreements are described below.  The description of the new employment agreements is qualified in its entirety by reference to the Form of EVP/SVP Employment Agreement attached to this Form 8-K as Exhibit 10.1, which is incorporated by reference into this Item 8.01.  Capitalized terms used but not defined shall have the meanings given to them in the Form of EVP/SVP Employment Agreement.

•
Base Salary: The executive officers are entitled to specified minimum annual base salaries as set forth in their agreements.  There were no base salary increases made for any of the executive officers in connection with the new employment agreements.

•	Bonus: The executive officers are eligible for an annual bonus for each fiscal year during the term of the agreement under the Company’s then-current annual incentive plan.

•	Termination Payments:

o
If an executive officer is terminated without Cause or terminates employment for Good Reason outside of a Change of Control Period, the executive shall receive (a) a lump sum payment equal to 100% of Base Salary and Annual Bonus, which in most cases is equal to the average bonus paid over the preceding three-year period, (b) accelerated vesting of unvested long-term incentive compensation awarded prior to January 1, 2013, subject to the attainment of any necessary performance measures, and deferred compensation plan matching contributions, (c) pro rata vesting of all unvested long-term incentive compensation awarded on or after January 1, 2013, subject to the attainment of any necessary performance measures, and (d) payment of accrued but unused paid time off.

o
If an executive officer is terminated without Cause or terminates employment for Good Reason during a Change of Control Period, the executive shall receive (a) a lump sum payment equal to 200% of Base Salary and Annual Bonus, which in most cases is equal to the average bonus paid over the preceding three-year period, (b) accelerated vesting of all unvested long-term incentive compensation, subject to the attainment of any necessary performance measures, and deferred compensation plan matching contributions, and (c) payment of accrued but unused paid time off.

o
Upon retirement by an executive officer who is age 55 or older, the executive is eligible for (a) accelerated vesting of unvested long-term incentive compensation awarded prior to January 1, 2013, subject to the attainment of any necessary performance measures, and deferred compensation plan matching contributions, and (b) continued post-retirement vesting of unvested long-term incentive compensation awarded on or after January 1, 2013, subject to the attainment of any necessary performance measures.  Actual amounts vested will be in accordance with a retirement matrix which applies a percentage based on age and years of service.

o
Upon termination of an executive officer as a result of death or disability, the executive shall receive (a) accelerated vesting of all unvested long-term incentive compensation, subject to the attainment of any necessary performance measures, and deferred compensation plan matching contributions, and (b) payment of accrued but unused paid time off.

•
Non-Competition and Non-Solicitation: For a period of one year following an executive officer’s separation from the Company, the executive officer may not compete with the Company nor solicit the Company’s clients, customers, suppliers or employees.

Perquisites

The Compensation Committee undertook a comprehensive review of management perquisites in order to ensure that the Company is in line with its peers.  This review resulted in the elimination of the personal use of fractionally-owned Company aircraft by all executive officers, other than Mr. McClendon.  With regard to Mr. McClendon’s personal use of Company aircraft, which is provided for under his employment agreement, the Compensation Committee has requested, and Mr. McClendon has agreed, to reimburse the Company for any such personal use in excess of $250,000 per year.  Previously, Mr. McClendon had reimbursed the Company for such personal use in excess of $500,000 per year.

Other Compensation Matters

The Compensation Committee has also implemented a clawback policy, modified stock ownership guidelines for executive officers and modified the Company’s dividend and voting rights with regard to restricted stock.  The clawback policy allows the Company to recover certain incentive-based compensation from executive officers in the event that the Company is required to restate any financial statements filed with the Securities and Exchange Commission.  Under the Company’s stock ownership policy, the Chief Executive Officer, executive vice presidents and senior vice presidents must maintain stock ownership levels of 600%, 300% and 250%, respectively, of their individual base salaries.  Consistent with market practices, in order to provide to Company employees the customary rights of shareholders attributable to shares of restricted stock, the Compensation Committee and Board also approved the right to receive dividends on shares issued in all outstanding and future awards of restricted stock and the right to vote shares issued in future awards of restricted stock.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           January 7, 2013

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Form of EVP/SVP Employment Agreement